                                         Exhibit 1.2 - Form of Agency Agreement



                                1,955,000 Shares
                   (subject to increase up to 2,248,250 shares
                      in the event of an oversubscription)

                            GSB FINANCIAL CORPORATION
                            (a Delaware corporation)

                                  COMMON STOCK
                           ($0.01 Par Value Per Share)

                      Subscription Price: $10.00 Per Share

                                AGENCY AGREEMENT


                                                                   May __, 1997

Capital Resources, Inc.
1211 Connecticut Avenue
Suite 200
Washington, D.C. 20036

Ladies and Gentlemen:

                  GSB Financial Corporation (the "Company") and Goshen Savings Bank, a federally chartered mutual savings bank ("Bank"), with its deposit accounts insured by the Bank Insurance Fund ("BIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Capital Resources, Inc. ("Capital Resources") as follows:

                  SECTION 1. The Offering. The Bank, in accordance with and pursuant to its plan of conversion adopted by the Board of Directors of the Bank (the "Plan"), intends to be converted from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and will sell all of its issued and outstanding stock to the Company. The Company will offer and sell its common stock (the "Common Stock") in a subscription offering ("Subscription Offering") to (1) depositors of the Bank as of December 31, 1995 ("Eligible Account Holders"), (2) tax qualified employee benefit plans of the Bank, (3) depositors of the Bank as of March 31, 1997 ("Supplemental Eligible Account Holders") and
(4) certain other deposit account holders of the Bank ("Other Members"), pursuant to rights to subscribe for shares of Common Stock (the "Shares"). Subject to the prior subscription rights of the above-listed parties, the Company may offer for sale in a public offering (the "Public Offering," and when referred to together with the Subscription Offering, the "Subscription and Public Offerings") conducted after the Subscription Offering, the Shares not so subscribed for or ordered in the Subscription Offering to the general public (all such offerees being referred to in the aggregate as "Eligible Offerees"). It is acknowledged that the purchase of Shares in the Subscription and Public Offerings is subject to maximum and minimum purchase limitations as described in the Plan and that the Company may reject in whole or in part any subscriptions received from subscribers in the Public Offering.

                  The Company and the Bank desire to retain Capital Resources to assist the Company with its sale of the Shares in the Subscription and Public Offerings. By and through this Agreement, the Company and the Bank confirm the retention of Capital Resources to assist the Company and the Bank during the Subscription and Public Offerings.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-l (File No. 333-23573) containing an offering prospectus relating to the Subscription and Public Offerings for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially becomes effective, is hereinafter called the "Offering Prospectus", except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the offering prospectus included in the Registration Statement at the time it initially becomes effective, the term "Offering Prospectus" shall refer to the offering prospectus filed pursuant to Rule 424(b) or (c) from and after the time said offering prospectus is filed with or mailed to the Commission for filing.

                  In accordance with Title 12, Part 563b of the Code of Federal Regulations (the "Conversion Regulations"), the Bank has filed with the Office of Thrift Supervision (the "OTS") an Application for Approval of Conversion on Form AC (the "Conversion Application") including the Offering Prospectus and has filed such amendments thereto, if any, as may have been required by the OTS. The Conversion Application has been approved by the OTS. The Company has filed with the OTS its application on Form H-(e)1-S (the "Holding Company Application") to acquire the Bank under the Home Owners' Loan Act, as amended (12 U.S.C. ss. 1467a) ("HOLA").

                  SECTION 2. Retention of Capital Resources; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint Capital Resources as their agent to advise and assist the Company and the Bank with the Company's sale of the Shares in the Subscription and Public Offerings.

                  On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, Capital Resources accepts such appointment and agrees to consult with and advise the Company and the Bank as to matters relating to the Conversion and the Subscription and Public Offerings. It is acknowledged by the Company and the Bank that Capital Resources shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The obligations of Capital Resources pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company or the Bank or upon termination of the Subscription and Public Offerings, or if the terms of the Conversion are substantially amended so as to materially and adversely change the role of Capital Resources, but in no event later than 45 days after the completion of the Subscription and Public Offerings (the "End Date"). All fees due to Capital Resources but unpaid will be payable to Capital Resources in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Subscription and Public Offerings are extended beyond the End Date, the Company, the Bank and Capital Resources may mutually agree to renew this Agreement under mutually acceptable terms.

                  In the event the Company is unable to sell a minimum of 1,445,000 Shares within the period herein provided, this Agreement shall terminate, and the Company shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Offering Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof.

                  In the event the closing does not occur, the Conversion is terminated or otherwise abandoned, or the terms of the Conversion are substantially amended so as to materially and adversely change the role of Capital Resources, Capital Resources shall be reimbursed for all reasonable legal fees and out-of-pocket expenses for rendering financial advice to the Bank concerning the structure of the Conversion, preparing a market and financial analysis, performing due diligence and assisting in the preparation of the Application for Conversion and the Registration Statement, which shall be paid upon such termination, abandonment or amendment or within five days of such event.

                  If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue or have issued the Shares sold in the Subscription and Public Offerings and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan, provided, however, that except as otherwise required by law, no certificates shall be released for such shares until the conditions specified in Sections 2(a) and 7 hereof shall have been complied with. The release of Shares against payment therefor shall be made on a date and at a time and place acceptable to the Company, the Bank and Capital Resources. The date upon which the Company shall release or deliver the Shares sold in the Subscription and Public Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

                  Capital Resources shall receive the following compensation for its services hereunder:

                  (a) a marketing fee in the amount of two percent (2.0%) of the aggregate dollar amount of all Shares sold in the Subscription and Public Offerings, excluding shares sold to the Bank's or the Company's Employee Stock Ownership Plan, directors, officers or employees of the Bank or the Company, and any member of such person's immediate family (defined to include children, spouse, parents, grandparents and grandchildren);

                  (b) Capital Resources shall be reimbursed for all reasonable out-of-pocket expenses, including, but not limited to, legal fees, travel, communications and postage, incurred by it whether or not the Conversion is successfully completed as set forth in Section 7 hereof. Reimbursement for Capital Resources' legal and other expense hereunder shall not exceed $35,000 and $20,000 respectively, unless the Bank has approved such expense prior to its incurrence. Capital Resources shall be reimbursed promptly for all out-of-pocket expenses upon receipt by the Company or the Bank of a monthly itemized bill summarizing such expenses since the date of the last bill, if any, to the date of the current bill.

                  All subscription funds received by Capital Resources (and if by check shall be made payable to the Company) shall be transmitted (either by U.S. Mail or similar type of transmittal) to the Company by noon of the following business day.

                  SECTION 3. Offering Prospectus; Subscription and Public Offerings. The Shares are to be initially offered in the Subscription and Public Offerings at the Purchase Price as set forth on the cover page of the Offering Prospectus.

                  SECTION 4. Representations and Warranties. The Company and the Bank jointly and severally represent and warrant to Capital Resources as follows:

                  (a) The Registration Statement was declared effective by the Commission on May __, 1997. At the time the Registration Statement, including the Offering Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Offering Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined previously herein or in Section 9 hereof) authorized by the Company or the Bank for use in connection with the Subscription and Public Offerings did not contain an untrue statement of a material fact or except as to any Blue Sky Application, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Offering Prospectus was filed with or mailed to the Commission for filing and at the Closing Date referred to in Section 2, the Registration Statement including the Offering Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined previously herein or in Section 9 hereof) authorized by the Company or the Bank for use in connection with the Subscription and Public Offerings will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements in or omissions from such Registration Statement or, Offering Prospectus, made in reliance upon and in conformity with written information furnished to the Company or the Bank by Capital Resources expressly and specifically regarding Capital Resources for use under the captions "The Conversion-Marketing Arrangements, - "Plan of Distribution," or - "Public Offering" or for inclusion in any Blue Sky Application or Sales Information, as such terms are defined herein.

                  (b) The Conversion Application, including the Offering Prospectus, was approved by the OTS on May __, 1997. At the time of the approval of the Conversion Application, including the Offering Prospectus, by the OTS (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Offering Prospectus, will comply in all material respects with the Conversion Regulations and any other rules and regulations of the OTS. The Conversion Application, including the Offering Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this Section 4(b) shall not apply to statements in or omissions from such Conversion Application or Offering Prospectus made in reliance upon and in conformity with written information furnished to the Bank by Capital Resources expressly and specifically regarding Capital Resources for use in the Offering Prospectus contained in the Conversion Application under the captions "The Conversion- Marketing Arrangements, " - Public Offering", or "Plan of Distribution."

                  (c) The Company has filed with the OTS the Holding Company Application and will have received, as of the Closing Date, approval of its acquisition of the Bank from the OTS.

                  (d) No order has been issued by the OTS, the Commission, the FDIC (and hereinafter reference to the FDIC shall include the BIF), or to the best knowledge of the Company or the Bank any State regulatory or Blue Sky authority, preventing or suspending the use of the Offering Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Bank or the Company, pending or threatened.

                  (e) At the Closing Date referred to in Section 2, the Plan will have been adopted by the Board of Directors of both the Company and the Bank, the Company and the Bank will have completed all material conditions precedent to the Conversion and the offer and sale of the Shares will have been conducted in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, and all written terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the OTS (including the OTS approval order described in paragraph (b) of this Section 4), the Commission or any other regulatory authority and in the manner described in the Offering Prospectus. At the Closing Date, no person will have sought to obtain review of the final action of the OTS, to the knowledge of the Company or the Bank, in approving the Plan or in approving the Conversion or the Company's application to acquire all of the capital stock and control of the Bank pursuant to the HOLA or any other statute or regulation.

                  (f) The Bank is now an organized and validly existing federally-chartered savings bank in mutual form of organization and upon the Conversion will become a duly organized and validly existing federally-chartered savings bank in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Offering Prospectus; the Company and the Bank have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are in full force and effect, and the Company and the Bank are in all material respects complying with all material laws, rules, regulations and orders applicable to the operation of their businesses; and the Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Bank. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Offering Prospectus. Upon the completion of the Conversion of the Bank pursuant to the Plan to a federally-chartered stock savings bank, (i) all of the authorized and outstanding capital stock of the Bank will be owned by the Company, and (ii) the Company will have no direct subsidiaries other than the Bank. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders except to the extent compliance therewith shall have been waived by OTS; and except with respect to the filing of certain post-sale, post-conversion reports and documents in compliance with the 1933 Act Regulations or the OTS's resolutions or letters of approval. All terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commission, the OTS and the FDIC, if any, will have been complied with by the Company and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

                  (g) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Offering Prospectus, and the Company is qualified to do business as a foreign corporation in any jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition or the business operations or income of the Company.

                  (h) The Bank is a member of the Federal Home Loan Bank of New York ("FHLBNY"); and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

                  (i) The Company and the Bank have good and marketable title to all assets owned by them which are material to the business of the Company and the Bank and to those assets described in the Registration Statement and Offering Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Offering Prospectus or are not materially significant or important in relation to the business of the Company and the Bank; and all of the leases and subleases material to the business of the Company and the Bank under which the Company or the Bank holds properties, including those described in the Registration Statement and Offering Prospectus, are in full force and effect.

                  (j) The Bank has received an opinion of its counsel, Serchuck & Zelermyer, with respect to the federal and state income tax consequences of, and other matters relating to the Conversion of the Bank from mutual to stock form as described in the Registration Statement and the Offering Prospectus; all material aspects of the opinion of Serchuck & Zelermyer are accurately summarized in the Offering Prospectus; and the facts and representations upon which such opinion is based are truthful, accurate and complete, and neither the Bank nor the Company will take any action inconsistent therewith.

                  (k) The Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Capital Stock of the Bank to the Company and Shares to be sold by the Company as provided herein and as described in the Offering Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and this Agreement has been validly executed and delivered by the Company and the Bank and is the valid, legal and binding agreement of the Company and the Bank enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy).

                  (l) The Company and the Bank are not in violation of any written directive which has been delivered to the Company or the Bank or of which management of the Company or the Bank has actual knowledge from the OTS, the Commission, the FDIC or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the
FDIC) and except as set forth in the Registration Statement and the Offering Prospectus there is no suit or proceeding or, to the knowledge of the Company or the Bank, charge, investigation or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company or the Bank, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital, properties, business affairs or business prospects of the Company or the Bank or which would materially affect their properties and assets.

                  (m) The financial statements which are included in the Registration Statement and which are part of the Offering Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby, and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations and generally accepted accounting principles ("GAAP") (including those requiring the recording of certain assets at their current market value). To the knowledge of the Company and the Bank, such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the OTS and the FDIC, except that accounting principles employed in such filings conform to requirements of such authorities and not necessarily to generally accepted accounting principles. The other financial, statistical and pro forma information and related notes included in the Offering Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements, if any, of the Bank included in the Offering Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

                  (n) Since the date as of which the Registration Statement was declared effective by the SEC: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Company or the Bank, or of the Company and the Bank considered as one enterprise, or in the earnings, capital or properties of the Company or the Bank, whether or not arising in the ordinary course of business, (ii) there has not been any other material change which would require an amendment to the Offering Prospectus; (iii) the Bank has not issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iv) there have not been any material transactions entered into by the Company or the Bank, except with respect to those transactions entered into in the ordinary course of business; and (v) the capitalization, liabilities, assets, properties and business of the Company and the Bank conform in all material respects to the descriptions thereof contained in the Offering Prospectus, and neither the Company nor the Bank have any material liabilities of any kind, contingent or otherwise, except as set forth in the Offering Prospectus.

                  (o) As of the date hereof and as of the Closing Date, neither the Company nor the Bank is in violation of its certificate of incorporation or charter, respectively, or its bylaws (and the Bank will not be in violation of its charter or bylaws in capital stock form as of the Closing Date) or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it, or any of its property may be bound which would result in a material adverse change in the condition (financial or otherwise), earnings, capital, properties, business affairs or business prospects of the Company or Association or which would materially affect their properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the certificate of incorporation and bylaws of the Company, the charter and bylaws of the Bank (in either mutual or capital stock form), or any material contract, lease or other instrument to which the Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or the Bank; or (iii) with the exception of the Liquidation Account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Company or the Bank.

                  (p) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of the Company or the Bank, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material instrument or agreement to which the Company or the Bank is a party or by which any of them or any of their property is bound or affected in any respect which, in any such cases, is material to the Company or the Bank on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company or the Bank, threatened any action or proceeding wherein the Company or the Bank would or might be alleged to be in default thereunder.

                  (q) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Registration Statement under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in Section 2; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Offering Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares will not violate any preemptive rights; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Offering Prospectus. To the knowledge of the Bank and the Company, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

                  (r) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the

Shares, except for the approval of the OTS, the Commission and any necessary qualification or registration under the securities or blue sky laws of the various states in which the Shares are to be offered and as may be required under the regulations-of the National Association of Securities Dealers, Inc. ("NASD") and the National Association of Securities Dealers Automated Quotation ("NASDAQ") Stock Market.

                  (s) Nugent & Haeussler, P.C. ("NH") has certified the financial statements of the Bank included in the Registration Statement at and for the three years ended September 30, 1996, and NH is with respect to the Company and the Bank an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 571.2(c)(3) and the 1933 Act and the 1933 Act Regulations.

                  (t) The Company and the Bank have (subject to all properly obtained extensions) timely filed all required federal and state tax returns, have paid all taxes that have become due and payable in respect of such returns, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

                  (u) Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for as described in the Offering Prospectus, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Shares are sold.

                  (v) The Company and the Bank are in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

                  (w) To the knowledge of the Company and the Bank, none of the Company, the Bank nor directors or employees of the Company or the Bank have made any payment of funds of the Company or the Bank as a loan to any person other than the Employee Stock Ownership Plan Trust for the purchase of the Shares.

                  (x) Prior to the Conversion, the Bank was not authorized to issue shares of capital stock and neither the Company nor the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements or other liabilities); (ii) had any material dealings within the twelve months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Subscription and Public Offerings and routine purchases and sales of U.S. government and agency securities and other investment securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between Capital Resources and the Company and the Bank in connection with the offering of Common Stock, and no person is being compensated in any manner for such service.

                  (y) All pending legal proceedings to which the Company or the Bank is a party or of which any of their property is the subject which are not described in the Registration Statement and the Offering Prospectus, including ordinary routine litigation incidental to the business are, considered in the aggregate, not material.

                  (z) To the knowledge of the Company and the Bank, the Company and the Bank comply in all material respects with all laws, rules and regulations relating to environmental protection, and neither the Company nor the Bank has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable in any material respect, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state or local laws. There are no actions, suits, regulatory investigations or other proceedings pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank relating to environmental protection, nor does the Company or the Bank have any reason to believe any such proceedings may be brought against any of them.

                  Any certificates signed by an officer of the Company or the Bank and delivered to Capital Resources or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Company or the Bank to Capital Resources as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

                  SECTION 5. Capital Resources represents and warrants to the Company and the Bank that:

                  (a) Capital Resources is a corporation and is validly existing in good standing under the laws of the District of Columbia with full power and authority to provide the services to be furnished to the Company and the Bank hereunder.

                  (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Capital Resources, and this Agreement has been duly and validly executed and delivered by Capital Resources and is the legal, valid and binding agreement of Capital Resources, enforceable in accordance with its terms.

                  (c) Each of Capital Resources and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary, to perform such services and Capital Resources is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

                  (d) The execution and delivery of this Agreement by Capital Resources, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the certificate of incorporation of Capital Resources or any agreement, indenture or other instrument to which Capital Resources is a party or by which its property is bound, or law or regulation by which Capital Resources is bound.

                  (e) Funds received by Capital Resources to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended.

                  (f) Capital Resources will comply with all applicable laws and regulations in the performance of its obligations hereunder.

                  SECTION 6. Covenants of the Company and Bank. The Company and the Bank hereby jointly and severally covenant with Capital Resources as follows:

                  (a) The Company has filed the Registration Statement with the Commission. The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing Capital Resources and its counsel reasonable time to review such amendment or file any amendment or supplement to which amendment Capital Resources or its counsel shall reasonably object.

                  (b) The Bank has filed the Conversion Application and the Holding Company Application with the OTS. The Bank will not, at any time after the date the Conversion Application is approved, file any amendment or supplement to the Conversion Application without providing Capital Resources and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Capital Resources or its counsel shall reasonably object.

                  (c) The Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify Capital Resources and promptly confirm the notice in writing: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS; (iii) of the receipt of any comments from the Commission, the OTS or the FDIC or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (iv) of the request by the Commission, the OTS or the FDIC or any other governmental entity for any amendment or supplement to the Registration Statement or for additional information; (v) of the issuance by the Commission, the OTS, the FDIC or any other governmental entity of any order or other action suspending the Subscription or Public Offerings or the use of the Registration Statement or the Offering Prospectus or any other filing of the Company and the Bank under the Conversion Regulations or other applicable law, or the threat of any such action; (vi) the issuance by the Commission, the OTS or the FDIC, or any other state authority, of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Company and the Bank will make every reasonable effort to prevent the issuance by the Commission, the OTS or the FDIC, or any other state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

                  (d) The Company and the Bank will provide Capital Resources and its counsel notice of its intention to file, and reasonable time to review prior to filing any amendment or supplement to the Conversion Application or the Holding Company Application and will not file any such amendment or supplement to which Capital Resources shall reasonably object or which shall be reasonably disapproved by its counsel.

                  (e) The Company and the Bank will deliver to Capital Resources and to its counsel two conformed copies of each of the following documents, with all exhibits: the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Company and the Bank will deliver such additional copies of the foregoing documents to counsel for Capital Resources as may be required for any NASD and blue sky filings. In addition, the Company and the Bank will also deliver to Capital Resources such number of copies of the Offering Prospectus, as amended or supplemented, as Capital Resources or its counsel may reasonably request.

                  (f) The Company will furnish to Capital Resources, from time to time during the period when the Offering Prospectus (or any later prospectus related to this Offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such prospectus (as amended or supplemented) as Capital Resources or its counsel may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Company authorizes Capital Resources to use the Offering Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Shares by Capital Resources.

                  (g) The Company and the Bank will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, by applicable Blue Sky laws and regulations, and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date and when the Offering Prospectus is required to be delivered, the Company and the Bank will comply in all material respects, at their own expense, with all requirements imposed upon them by the OTS, the Conversion Regulations, the FDIC, the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, including, without limitation, Rule 10b-6 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Offering Prospectus.

                  (h) If, at any time during the period when the Offering Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the reasonable opinion of counsel for the Company and the Bank to amend or supplement the Registration Statement or Offering Prospectus in order to make the Registration Statement or Offering Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will, at their sole expense, forthwith prepare, file with the Commission and the OTS and furnish to Capital Resources a reasonable number of copies of any amendment or amendments of, or a supplement or supplements to, the Registration Statement or Offering Prospectus (in form and substance reasonably satisfactory to Capital Resources and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Offering Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Offering Prospectus reasonably is delivered to a purchaser, not misleading.

For the purpose of this Agreement, the Company and the Bank each will timely furnish to Capital Resources such information with respect to itself as Capital Resources may from time to time request.

                  (i) The Company and the Bank will take all necessary actions, in cooperation with Capital Resources, and furnish to whomever Capital Resources may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company under the applicable securities or blue sky laws of such jurisdictions in which the shares are required under the Conversion Regulations to be sold or as Capital Resources may reasonably designate and as reasonably agreed to by the Bank; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

                  (j) The liquidation account for the benefit of account holders with account balances of $50 or more as of the applicable record dates will be duly established and maintained in accordance with the requirements of the OTS.

                  (k) The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the date hereof, without Capital Resources' prior written consent, any shares of Common Stock other than in connection with any plan or arrangement described in the Offering Prospectus.

                  (l) The Company shall register its Common Stock under Section 12(g) of the 1934 Act concurrent with the stock offering pursuant to the Plan and shall request that such registration be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

                  (m) During the period during which the Company's common stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and changes in financial position or cash flow statement of the Company as at the end of and for such year, certified by independent public accountants and prepared in accordance with Regulation S-X under the 1934 Act).

                  (n) During the period of three years from the date hereof, the Company will furnish to Capital Resources: (i) a copy of each public report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including but not limited to, reports on Form 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each public report of the Company mailed to its stockholders or filed with the Commission or the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional public documents and information with respect to the Company or the Bank as Capital Resources may reasonably request, and (ii) from time to time, such other publicly available information concerning the Company and the Bank as Capital Resources may reasonably request.

                  (o) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Offering Prospectus under the caption "Use of Proceeds."

                  (p) Other than as permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations and the laws of any state in which the Shares are qualified for sale, neither the Company nor the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

                  (q) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

                  (r) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

                  (s) The Company will use its best efforts to obtain approval for quotation of the shares on the NASDAQ Stock Market effective on or prior to the Closing Date.

                  (t) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Subscription and Public Offerings on an interest-bearing basis at the rate described in the Offering Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Subscription and Public Offerings in accordance with the Plan as described in the Offering Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Offering Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Offering Prospectus.

                  (u) The Company will register as a savings and loan holding company under the HOLA within the period required by applicable law.

                  (v) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Capital Resources in order for Capital Resources to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding."

                  (w) The Company and the Bank have conducted their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the OTS and the FDIC.

                  (x) The Bank will not amend the Plan of Conversion without Capital Resources' prior written consent in any manner that, in the reasonable opinion of Capital Resources, would materially and adversely affect the sale of the Shares or the terms of this Agreement except to comply with any regulatory requirement.

                  SECTION 7. Payment of Expenses. Whether or not this Agreement becomes effective, the Conversion is completed or the sale of the Shares by the Company is consummated, the Company and Association jointly and severally agree to pay directly for or to reimburse Capital Resources for (to the extent that such expenses have been reasonably incurred by Capital Resources) (a) all filing fees and expenses incurred in connection with the qualification or registration of the Shares for offer and sale by the Company under the securities or blue sky laws of any jurisdictions Capital Resources and the Company may agree upon pursuant to subsection (i) of Section 6 above, including counsel fees paid or incurred by the Company, the Bank or Capital Resources in connection with such qualification or registration or exemption from qualification or registration;
(b) all filing fees in connection with all filings with the NASD; (c) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares to purchasers in the Conversion; (d) reasonable and necessary expenses of the Conversion, including but not limited to, attorneys' fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion; and (e) out-of-pocket expenses incurred by Capital Resources in connection with the Conversion or any of the transactions contemplated hereby, including, without limitation, the fees of its attorneys, and reasonable communication and travel expenses, as limited by Section 2 hereof.

                  SECTION 8. Conditions to Capital Resources' Obligations. Capital Resources' obligations hereunder, as to the Shares to be delivered at the Closing Date, are subject to the condition that all representations and warranties and other statements of the Company and the Bank herein are, at and as of the commencement of the Subscription and Public Offerings and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Bank shall have performed in all material respects all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

                  (a) At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS.

                  (b) The Registration Statement shall have been declared effective by the Commission and the Conversion Application approved by the OTS not later than 5:30 p.m. (eastern time) on the date of this Agreement, or with Capital Resources' consent at a later time and date; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Offering Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Company's or Association's knowledge, threatened by the Commission, the OTS, the FDIC or any state authority.

                  (c) At the Closing Date, Capital Resources shall have received:

                  (1) The favorable opinion, dated as of the Closing Date addressed to Capital Resources and for its benefit, of Serchuk & Zelermyer, ("S&Z") counsel for the Company and the Bank as to issues of law set forth below. The opinion of S&Z shall in form and substance be to the effect that:

                  (i) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Offering Prospectus; and the Company is qualified to do business as a foreign corporation in New York, to such counsel's knowledge, the only state in which it is doing business.

                  (iii) The Bank was organized and is a validly existing federally-chartered savings and loan association in mutual form of organization and upon the Conversion will become an organized and validly existing federally-chartered savings bank in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Bank has corporate existence under the laws of the United States. The activities of the Bank as described in the Offering Prospectus, insofar as they are material to the operations and financial condition of the Bank, are permitted by the rules and regulations of the OTS.

                  (iv) The Bank is a member of the FHLBNY, and the deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and to such counsel's knowledge no proceedings for the termination or revocation of such insurance are pending or threatened; and the description of the liquidation account as set forth in the Registration Statement and the Offering Prospectus under the caption "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank - Liquidation Account" to the extent that it constitutes matters of law, summaries of legal matters, documents, proceedings or legal conclusions has been reviewed by such counsel and is accurate in all material respects.

                  (v) On the Closing Date, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Registration Statement and the Offering Prospectus under the caption "Capitalization," and to such counsel's knowledge no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Shares subscribed for pursuant to the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive rights.

                  (vi) The issuance and sale of the common stock of the Bank to the Company have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and, upon payment therefor in accordance with the terms of the Plan of Conversion, will be duly and validly issued, fully paid and non-assessable and will be owned of record by the Company to such counsel's knowledge, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

                  (vii) The execution and delivery of this Agreement, and the performance by the Bank and the Company of their respective obligations hereunder, have been validly authorized by all necessary corporate action on the part of the Company and the Bank; and this Agreement is a valid and binding obligation of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings associations or savings and loan holding companies, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as the obligations of the Bank and the Company under the indemnification provisions of Sections 9 and 10 hereof may be limited by law or unenforceable as against public policy, as to which, no opinion need be expressed).

                  (viii) The Plan has been duly adopted by the required vote of the Directors and members of the Bank.

                  (ix) Subject to the satisfaction of the conditions to the OTS's approval of the Conversion and the Holding Company Application, no further approval, registration, authorization, consent or other order of any regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under Blue Sky laws or the regulations of the NASD and the NASDAQ Stock Market. The Conversion has been consummated in all material respects in accordance with all applicable provisions of the HOLA and the Conversion Regulations.

                  (x) The Conversion Application including the Offering Prospectus as filed with the OTS was complete in all material respects and has been approved by the OTS. The OTS has issued its order of approval under the savings and loan holding company provisions of the HOLA, and the purchase by the Company of all of the issued and outstanding capital stock of the Bank has been authorized by the OTS and to such counsel's knowledge, no action has been taken, or to counsel's knowledge is pending or threatened, to revoke any such authorization or approval.

                  (xi) The Registration Statement is effective under the 1933 Act and to such counsel's knowledge, no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, threatened by the Commission.

                  (xii) At the time the Conversion Application, including the Offering Prospectus contained therein, was approved, the Conversion Application including the Offering Prospectus contained therein (as amended or supplemented, if so amended or supplemented) complied as to form in all material respects with the requirements of all rules and regulations of the OTS (except as to the financial statements, other financial and statistical data and stock valuation and pro forma information included therein as to which such counsel need express no opinion); to such counsel's knowledge, all material documents and exhibits required to be filed with the Conversion Application (as amended or supplemented, if so amended or supplemented) have been so filed. The description in the Conversion Application and the Offering Prospectus contained therein of such documents and exhibits is accurate in all material respects.

                  (xiii) At the time that the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented if so amended or supplemented) (other than the financial statements and other financial and statistical data and stock valuation and pro forma information included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) the Offering Prospectus (other than the financial statements and other financial and statistical data and the stock valuation and pro forma information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. To such counsel's knowledge, all material documents and exhibits required to be filed with the Registration Statement (as amended or supplemented, if so amended or supplemented) have been so filed. The description in the Registration Statement and the Offering Prospectus of such documents and exhibits is accurate in all material respects. To such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Conversion Application or in approving the Holding Company Application.

                  (xiv) The terms and provisions of the Common Stock of the Company conform to the description thereof contained in the Registration Statement and the Offering Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

                  (xv) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement and the Offering Prospectus, other than those disclosed therein, provided that for this purpose, any litigation or governmental proceeding is not considered to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding.

                  (xvi) To such counsel's knowledge, the Company the Bank have obtained all licenses, permits and other governmental authorizations required for the conduct of their respective businesses, except where the failure to have such licenses, permits or authorizations would not have a material adverse effect on the business, financial condition, operations or income of the Company and the Bank on a consolidated basis, and, to such counsel's knowledge, all such licenses, permits and other governmental authorizations are in full force and effect.
                  (xvii) To such counsel's knowledge neither the Company nor the Bank is in contravention of its certificate of incorporation or its charter, respectively, or its bylaws (and the Bank will not be in contravention of its charter or bylaws in stock form upon consummation of the Conversion) or, to such counsel's knowledge, in default or violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound which default or violation would be material to the business of the Company and the Bank considered as one enterprise; to such counsel's knowledge, the execution and delivery of this Agreement by the Company and the Bank, the incurring of the obligations herein set forth and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company and the Bank, and, to such counsel's knowledge, will not constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or the Bank which are material to their business considered as one enterprise, pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Bank is subject. In addition to such counsel's knowledge , such action will not result in any material violation of the provisions of the certificate of incorporation or bylaws of the Company or the charter and bylaws of the Bank.

                  (xviii) To such Counsel's knowledge the Company and the Bank are not in violation of any directive from the OTS or the FDIC requiring them to make any material change in the method of conducting their business.

                  (xix) The information in the Registration Statement and Offering Prospectus under the captions "Regulation," "Certain Restrictions on Acquisitions of the Company," "The Conversion-Tax Effects", "Taxation", and "Description of Capital Stock" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects (except as to the financial statements and other financial and statistical data and stock valuation and pro forma data included therein as to which such counsel need express no opinion).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion satisfactory to Capital Resources, upon the opinion of other counsel of good standing (providing that such counsel states that Capital Resources is justified in relying upon such specified opinion or opinions), and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Bank and public officials (but not on conclusions of law which may be set forth in said certificates); provided copies of any such opinion(s) or certificates are delivered pursuant hereto or to Capital Resources together with the opinion to be rendered hereunder by special counsel to the Company and the Bank. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or the Bank.

                  (2) The letter of S&Z, counsel for the Company and the Bank addressed to Capital Resources, dated the Closing Date, in form and substance to the effect that:

                  During the preparation of the Registration Statement and the Offering Prospectus, such counsel participated in conferences with officers, directors and representatives of the Bank and the Company, representatives of the independent public accountants for the Company and the Bank and representatives of Capital Resources, at which the contents of the Registration Statement and Offering Prospectus were discussed. Based upon such conferences and a review of corporate records of the Company and the Bank as such counsel conducted in connection with the preparation of the Registration Statement and Conversion Application, and on the basis of the foregoing (relying as to factual matters on officers' certificates and other statements of fact made by the Bank and the Company), nothing has come to such counsel's attention that would lead them to believe that the Registration Statement at the time it was declared effective or, the Offering Prospectus as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements schedules and other financial, statistical, valuation and pro forma data included or statistical methodology employed in the Registration Statement or Prospectus).

                  (3) The favorable opinion, dated as of the Closing Date, of Malizia, Spidi, Sloane & Fisch, P.C., Capital Resources' counsel, with respect to such matters as Capital Resources may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Bank, and as to matters of fact, upon certificates of officers and directors of the Company and the

Bank delivered pursuant hereto or as such counsel shall reasonably request.

                  (d) At the Closing Date, counsel to Capital Resources shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinion as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

                  (e) At the Closing Date, Capital Resources shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and of the Chief Executive Officer and Chief Financial Officer of the Bank, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Offering Prospectus and, in their opinion, at the time the Offering Prospectus became authorized for final use, the Offering Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Offering Prospectus became authorized for final use, in their opinion no event has occurred which should have been set forth in an amendment or supplement to the Offering Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, financial condition, capital, properties, business prospects or business affairs of the Company or the Bank, and the conditions set forth in this Section 8 have been satisfied;
(iii) to their knowledge since the respective dates as of which information is given in the Registration Statement and the Offering Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, business affairs or business prospects of the Company or the Bank, independently, or of the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (iv) to the knowledge of such officers the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) to their knowledge, the Company and the Bank have complied with all material agreements and satisfied, in all material respects at or prior to the Closing Date, all obligations required to be met by such date and will in all material respects comply with all obligations to be satisfied by them after Conversion; (vi) to their knowledge no stop order suspending the effectiveness of the Registration Statement has been initiated or, to their knowledge, threatened by the Commission or any state authority;
(vii) no order suspending the Subscription or Public Offerings, the Conversion, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Offering Prospectus has been issued and to the best knowledge of the Company or Association, no proceedings for that purpose have been initiated or threatened by the OTS, the Commission, the FDIC, or any state authority; and (viii) to their knowledge, no person has sought to obtain review of the final action of the OTS approving the Plan.

                  (f) Prior to and at the Closing Date: (i) in the reasonable opinion of Capital Resources, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, or the business affairs or business prospects of the Company or the Bank independently, or of the Company or the Bank, considered as one enterprise, since the latest dates as of which such condition is set forth in the Offering Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company or the Bank from the latest date as of which the financial condition of the Company or the Bank is set forth in the Offering Prospectus other than transactions referred to or contemplated therein; (iii) the Company or the Bank shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Capital Resources) and which would reasonably be expected to have a material and adverse effect on the business, operations or financial condition or income of the Company or the Bank taken as a whole; (iv) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of and agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending, or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the business, operations, financial condition or income of the Company or the Bank, taken as a whole; and (vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as Capital Resources shall have requested and as agreed to by the Company.

                  (g) Concurrently with the execution of this Agreement, Capital Resources shall receive a letter from NH, dated the date hereof and addressed to Capital Resources: (i) confirming that NH is a firm of independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and 12 C.F.R. ss. 571.2(c)(3) and no information concerning its relationship with or interests in the Company and the Bank is required to be disclosed in the Offering Prospectus by the Conversion Regulations or Item 10 of the Registration Statement, and stating in effect that in NH's opinion the financial statements of the Bank as are included in the Offering Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations of the Commission thereunder and the Conversion Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors and members of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Prospectus; or (B) during the period from the date of the latest audited financial statements included in the Offering Prospectus to a specified date not more than ten business days prior to the date hereof, there has been (1) any increase in the long term debt of the Bank or (2) an increase of greater than $100,000 in non performing assets (consisting of accruing loans past due 90 days or more, non-accruing loans and foreclosed assets) or (3) any decrease in the allowance for loan losses or (4) any decrease in total equity or (5) a decrease in net income when compared to the like period in 1996 or (6) any change in total assets of the Bank in an amount greater than $5,000,000; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Offering Prospectus and the performance of the procedures referred to in clause
(ii) of this subsection (g), they have compared with the general accounting records of the Company and/or the Bank, as applicable, which are subject to the internal controls of the Company and/or the Bank, as applicable, accounting system and other data prepared by the Company and/or the Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Offering Prospectus as Capital Resources may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

                  (h) At the Closing Date, Capital Resources shall receive a letter from NH, dated the Closing Date, addressed to Capital Resources, confirming the statements made by its letter delivered by it pursuant to subsection (g) of this Section 8, except that the "specified date" referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

                  (i) The Company and the Bank shall not have sustained since the date of the latest audited financial statements included in the Registration Statement and Offering Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Offering Prospectus, and since the respective dates as of which information is given in the Registration Statement and Offering Prospectus, there shall not have been any material change in the long term debt of the Company or the Bank other than debt incurred in relation to the purchase of Shares by the Company's Tax-Qualified Employee Plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Bank, otherwise than as set forth or contemplated in the Registration Statement and Offering Prospectus, the effect of which, in any such case described above, is in Capital Resources' reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Subscription or Public Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Offering Prospectus.

                  (j) At or prior to the Closing Date, Capital Resources shall receive (i) a copy of the letter from the OTS authorizing the use of the Offering Prospectus, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a copy of a certificate from the OTS evidencing the corporate existence of the Bank, (iv) certificates of good standing from the States of Delaware and New York evidencing the good standing of the Company and from the State of New York evidencing that the Company is duly qualified to do business and in good standing in New York and (v) a copy of the letter from the OTS approving the Company's Holding Company Application.

                  (k) As soon as available after the Closing Date, Capital Resources shall receive a certified copy of the Bank's stock charter.

                  (1) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the NASDAQ Stock Market, or minimum or maximum prices for trading being fixed, or maximum ranges for prices for securities being required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or federal savings banks or general moratorium on the withdrawal of deposits from commercial banks or federal savings banks declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or
(iv) a material decline in the price of equity or debt securities if, as to clauses (iii) or (iv), the effect of such hostilities or decline, in Capital Resources' reasonable judgment, makes it impracticable or inadvisable to proceed with the Subscription or Public Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Offering Prospectus.

                  All such opinions, certifications, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Capital Resources and its counsel, satisfactory to Capital Resources and its counsel. Any certificates signed by an officer or director of the Company or the Bank and delivered to Capital Resources or its counsel shall be deemed a representation and warranty by the Company or the Bank to Capital Resources as to the statements made therein.

                  If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement, this Agreement and all of Capital Resources' obligations hereunder may be canceled by Capital Resources by notifying the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 7, 9 and 10 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Company and the Bank jointly and severally agree to reimburse Capital Resources for all out-of-pocket expenses, (including without limitation the fees and expenses of Capital Resources' counsel) reasonably incurred by Capital Resources and Capital Resources' counsel at its normal rates, in connection with the preparation of the Registration Statement and the Offering Prospectus, and in contemplation of the proposed Subscription or Public Offerings to the extent provided for in Sections 2 and 7 hereof.

                  SECTION 9.  Indemnification.

                  (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Capital Resources, its officers, directors, agents and employees and each person, if any, who controls or is under common control with Capital Resources within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that Capital Resources or any of them may suffer or to which Capital Resources and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by Capital Resources or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), Offering Prospectus (or any amendment or supplement thereto), the Conversion Application or any Blue Sky application or other instrument or document of the Company or the Bank or based upon written information supplied by the Company or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or the subscription rights applicable thereto under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement, or communication ("Sales Information") prepared, made or executed by or on behalf of the Company with its consent or based upon written or oral information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or,
(iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), Offering Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion;

provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application, the Offering Prospectus (or any amendment or supplement thereto), or Sales Information made in reliance upon and in conformity with written information furnished to the Company or the Bank by Capital Resources regarding Capital Resources expressly for use under the captions "The Conversion - Marketing Arrangements" - "Public Offering," or - "Plan of Distribution" in the Offering Prospectus nor is indemnification required for material oral misstatements made by Capital Resources, which are not based upon information provided by the Bank or the Company orally or in writing or based on information contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Offering Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information distributed in connection with the Conversion. In addition, the Bank and the Company will not be liable under the foregoing provisions to the extent that the loss, claim, damage, liability or action is expressly found in a final judgment by a court of competent jurisdiction to have resulted from Capital Resources' bad faith or gross negligence.

                  (b) Capital Resources agrees to indemnify and hold harmless the Company and the Bank, their directors and officers, agents, servants and employees and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Bank and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the preliminary or final Offering Prospectus (or any amendment or supplement thereto), or the Conversion Application or any Blue Sky Application or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Capital Resources obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the Offering Prospectus (or any amendment or supplement thereto), or the Conversion Application, any Blue Sky Application or Sales Information in reliance upon and in conformity with written information furnished to the Company or the Bank by Capital Resources regarding Capital Resources expressly for use under the caption "The Conversion - Marketing Arrangements" - "Public Offering," or - "Plan of Distribution" in the Offering Prospectus or in the event of oral misstatements made by Capital Resources, which are not based upon information provided by the Bank or the Company orally or in writing or based on information contained in the Registration Statement (or any amendment or supplement thereto), Offering Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information distributed in connection with the Conversion. In addition, Capital Resources will not be liable under the foregoing provisions to the extent that the loss, claim, damage, liability or action is expressly found in a final judgment by a court of competent jurisdiction to have resulted from the Bank's or the Company's bad faith or gross negligence.

                  (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) This Section 9 and Section 10 hereof and the representations and warranties of the Company and the Bank set forth in this Agreement shall survive, remain operative and in full force and effect regardless of any termination of this Agreement.

                  (e) No indemnification by the Bank under Section 9(a) hereof nor contribution under Section 10 hereof shall be effective if the same shall be deemed to be in violation of any law, rule or regulation applicable to the Bank including, without limitation, Section 23A of the Federal Reserve Act. If the indemnification or contribution by the Bank is not effective pursuant to the preceding sentence, then the indemnification by Capital Resources pursuant to
Section 9(b) shall be given only to the Company, its directors and officers, agents, servants and employees and not to the Bank, its directors and officers, agents, servants and employees and the Bank shall not be entitled to any contribution from Capital Resources pursuant to Section 10.

                  SECTION 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason unavailable as a result of Section 9(e) or held by a court to be unavailable from the Company, the Bank or Capital Resources, the Company, the Bank and Capital Resources shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company or the Bank or Capital Resources from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that Capital Resources is responsible for that portion represented by the percentage that the fees paid to Capital Resources pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Subscription and Public Offerings and the Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Bank on the one hand and Capital Resources on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Company and Association on the one hand and Capital Resources on the other from the offering as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Capital Resources on the other shall be deemed to be in the same proportion as the total gross proceeds from the Subscription and Public Offerings (before deducting expenses) received by the Company bear to the total fees (not including expenses) received by Capital Resources. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Bank on the one hand or Capital Resources on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and Capital Resources agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Capital Resources shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Capital Resources under this Agreement. It is understood that the above-stated limitation on Capital Resources' liability is essential to Capital Resources and that Capital Resources relied upon such limitation and would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank under this
Section 10 and under Section 9 shall be in addition to any liability which the Company and the Bank may otherwise have. For purposes of this Section 10, each of Capital Resources', the Company's or the Bank's officers and directors and each person, if any, who controls Capital Resources or the Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company and the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10. This
Section 10 is subject to and limited by the provisions of Section 23A of the Federal Reserve Act, as applicable.

                  SECTION 11. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company, the Bank and Capital Resources and the representations and warranties and other statements of the Company and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Capital Resources, the Company, the Bank or any indemnified person referred to in Section 9 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of Capital Resources, the Bank, and any such indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

                  SECTION 12. Termination. Capital Resources may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                  (a) In the event the Company fails to sell all of the Shares within the period specified, and in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Bank to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Offering Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2, 7, 9 and 10 hereof.

                  (b) If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by Capital Resources, this Agreement and all of Capital Resources obligations hereunder may be canceled by Capital Resources by notifying the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and, any such cancellation shall be without liability of any party to any other party except as set forth in Sections 2, 7, 9 and 10 hereof.

                  (c) If Capital Resources elects to terminate this Agreement as provided in this section, the Company and the Bank shall be notified as provided in Section 13 hereof, promptly by Capital Resources by telephone or telegram, confirmed by letter.

                  SECTION 13. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to Capital Resources shall be mailed, delivered or telegraphed and confirmed to Capital Resources, Inc., 1211 Connecticut Avenue, N.W., Suite 700, Washington, D.C. 20036 Attention: Catherine K. Rochester (with a copy to Malizia, Spidi, Sloane & Fisch, P.C., 1301 K. Street, N.W., Suite 700 East Washington, D.C. 20005, Attention: John J. Spidi, Esq.) and, if sent to the Company and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company and the Bank at 1 South Church Street, Goshen, New York, 10924, (Attention: Clifford E. Kelsey, Jr. (with a copy to Serchuk & Zelermyer, LLP, 81 Main Street, White Plains, NY 10601, Attention: Jay Hack, Esq.)

                  SECTION 14. Parties. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Capital Resources when the same shall have been given by the undersigned. Capital Resources shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf or the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, Capital Resources and the Company, the Bank and the controlling persons referred to in Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

                  SECTION 15. Closing. The closing for the sale of the Shares shall take place on the Closing Date at the offices of Serchuk & Zelermyer, LLP or such other location as mutually agreed upon by Capital Resources, the Company and the Bank. At the closing, the Bank shall deliver to Capital Resources in next day funds the commissions, fees and expenses due and owing to Capital Resources as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by Capital Resources shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Offering Prospectus.

                  SECTION 16. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

                  SECTION 17. Construction. This Agreement shall be construed in accordance with the laws of the District of Columbia.

                  SECTION 18. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

                  SECTION 19. Headings. Section headings are not to be considered part of this Agreement, are for convenience and reference only and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

                  SECTION 20. Entire Agreement: Amendment. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for (i) the engagement letter, dated January 7, 1997, by and between Capital Resources and the Bank relating to Capital Resources providing marketing agent services to the Company and the Bank in connection with the Conversion and (ii) the engagement letter, dated January 7, 1997, by and between Capital Resources Group, Inc. and the Bank, relating to Capital Resources Group, Inc. providing proxy solicitation and records management services and appraisal services to the Company and the Bank in connection with the Conversion. In the event of a conflict between any provision of this Agreement and any provision of any of the other writings identified in the preceding sentence, the provisions of this Agreement shall control. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

                  Time shall be of the essence of this Agreement.

                  If the foregoing correctly sets forth the arrangement among the Company, the Bank and Capital Resources, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Capital Resources' acceptance shall constitute a binding agreement.

                              Very truly yours,

                              GSB FINANCIAL CORPORATION

                              By:
                                 --------------------------------------------
                                       Clifford E. Kelsey, Jr., President and
                                       Chief Executive Officer



                              GOSHEN SAVINGS BANK

                              By:
                                 --------------------------------------------
                                       Clifford E. Kelsey, Jr., President and
                                       Chief Executive Officer



                  Accepted as of the date first above written.

CAPITAL RESOURCES, INC.

By:
   ----------------------------------------
         Catherine K. Rochester, President